Execution Version
FIRST AMENDMENT TO
CONDITIONAL CONSENT, WAIVER AND ACKNOWLEDGEMENT

June 1, 2023

Reference is hereby made to that certain:

(a) Business Combination Agreement, dated as of June 28, 2021, by and among System1 Inc., a Delaware corporation (formerly known as Trebia Acquisition Corp., a Cayman Islands exempted company, “System1”), S1 Holdco, LLC, a Delaware limited liability company, System1 Midco, LLC, a Delaware limited liability company, System1 S1, LLC, a Delaware limited liability company, OpenMail LLC, a Delaware limited liability company, Orchid Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of System1, Orchid Merger Sub II, LLC, a Delaware limited liability company, Orchid Finco, LLC, a Delaware limited liability company, CSC III System1 Blocker Inc., a Delaware corporation, CSC (Offshore) III System1 Blocker, Inc., a Delaware corporation, CSC III-A System1 Blocker, Inc., a Delaware corporation, Court Square Capital Partners III, L.P., a Delaware limited partnership, Court Square Capital Partners (Offshore) III, L.P., a Cayman Islands limited partnership, Court Square Capital Partners IIIA, L.P., a Delaware limited partnership, Court Square Capital GP III, LLC, a Delaware limited liability company, Court Square Capital Partners (Executive) III, L.P., a Delaware limited partnership, System1 SS Protect Holdings, Inc., a Delaware corporation, the Persons listed on Exhibit L to the BCA, Trasimene Trebia, LP, BGPT Trebia LP and the Persons listed on Exhibit J to the BCA (collectively, as amended pursuant to the terms of the BCA, the “BCA Parties”), as amended by (i) Amendment No. 1 thereto, dated November 30, 2021, by and among the BCA Parties, (ii) Amendment No. 2 thereto, dated January 10, 2022, by and among the BCA Parties, and (iii) Amendment No. 3 thereto, dated January 25, 2022, by and among the BCA Parties (such Business Combination Agreement, as amended and together with any and all exhibits and schedules thereto, the “BCA”);

(b) the Conditional Consent Waiver and Acknowledgement, dated August 30, 2022 (the “Conditional Consent Effective Date”), among System1, Protected.net Group Ltd., a private company organized under the laws of England & Wales (“Protected”), Christopher Phillips, an individual, and Just Develop It Limited, a private company organized under the laws of England & Wales (“JDI” or the “Year 3 Bonus Recipient”) (the “Conditional Consent”), as amended by the Waiver to the Conditional Consent, dated May 29, 2023 (the “Waiver”); and

(c) a bonus allocation letter dated August 30, 2022 signed by Christopher Phillips and delivered to System1 in accordance with the provisions of Section 12.11(a) of the BCA (the “Year 3 Bonus Allocation Letter”).

Capitalized terms used but not otherwise defined in this First Amendment to the Conditional Consent (the “First Amendment”) will have the meanings ascribed to such terms in the BCA or the Conditional Consent (as applicable).

Pursuant to the Conditional Consent, System1, Protected and the Year 3 Bonus Recipient agreed (i) that the 2023 Earnout Threshold under Section 12.11(a) of the BCA was deemed satisfied and (ii) to convert the Year 3 Stock Bonus Pool into a Bonus Pool consisting of four (4) $10.0 million cash payments totaling $40.0 million payable in quarterly installments (consisting of each of the Initial Bonus Pool, the Second Bonus

Pool, the Third Bonus Pool and the Fourth Bonus Pool), commencing on the Conditional Consent Effective Date and each three (3) month quarterly anniversary thereof.

    The parties hereto (i) desire to enter into this First Amendment to amend the terms and conditions regarding the remaining Fourth Bonus Pool payable under the Conditional Consent (as amended by the Waiver) and (ii) agree that the Person(s) now listed on Exhibit A attached hereto (the “Year 3 Bonus Recipients”) are, as of the execution of this First Amendment, each entitled to their respective share of the Fourth Bonus Pool (as such Fourth Bonus Pool is adjusted as set forth herein). JDI and Protected hereby agree that each of the Year 3 Bonus Recipients shall continue to be deemed to be the “Year 3 Eligible Recipients,” as such term is used in the BCA, and no other Persons shall be deemed to be Year 3 Eligible Recipients or eligible for any payments pursuant to Section 12.11(a) of the BCA or Section 2 of the Conditional Consent. In accordance with Section 15.01 of the BCA, (i) the undersigned Year 3 Bonus Recipients, Protected and Christopher Phillips previously conditionally waived System1’s obligations under Section 12.11(a) of the BCA to pay each Year 3 Eligible Recipient their respective share of the Year 3 Stock Bonus Pool, pursuant to the terms thereof, and (ii) subject to the satisfaction of the following conditions, the undersigned Year 3 Bonus Recipients, Protected and Christopher Phillips hereby amend System1’s obligations under Section 2 of the Conditional Consent to pay each Year 3 Eligible Recipient with respect to amounts payable under the Fourth Bonus Pool on the terms and conditions set forth herein:

1.System1 shall make the Fourth Bonus Pool payments (as amended by the Waiver) to each of the undersigned Year 3 Bonus Recipients (the aggregate amount of such amended cash Fourth Bonus Pool payments to be paid to all Year 3 Bonus Recipients, the “Amended Fourth Bonus Pool”) on the dates and in the amounts set forth on Exhibit B attached hereto, subject to applicable tax withholding (if any) and Section 3.08 of the BCA, provided that the Amended Fourth Bonus Pool shall not exceed $20,000,000;

2.System1 shall make the Amended Fourth Bonus Pool payments to the undersigned Year 3 Bonus Recipients commencing on May 30, 2023 (which the parties hereto agree has been paid) in the amounts and on the dates set forth on Exhibit B attached hereto(the “Amended Fourth Bonus Pool Dates”), which payments on each of the Amended Fourth Bonus Pool Dates shall be allocated to Year 3 Bonus Recipients in the amounts set forth thereon, subject to applicable tax withholding (if any) and Section 3.08 of the BCA; provided that (a) the aggregate amount of all cash payments by System1 in connection with the Amended Fourth Bonus Pool pursuant to this Conditional Consent shall not exceed $20,000,000, and (b) System1 will not be required to make any payments pursuant to this First Amendment on any of the Amended Fourth Bonus Pool Dates, as applicable, if any of Christopher Phillips or Nick Baker has, as of any such Amended Fourth Bonus Pool Dates, voluntarily resigned as a System1 Service Provider (other than a resignation for “good reason”) or been terminated as a System1 Service Provider for Cause. For the avoidance of doubt, if any of Christopher Phillips or Nick Baker voluntarily resigns as a System1 Service Provider (other than resigns for “good reason”) or is terminated as a System1 Service Provider for Cause, none of System1, Protected or any of their Affiliates will have any obligations to make any then unpaid Amended Fourth Bonus Pool payments hereunder.

3.Each of Christopher Phillips and Nicholas Baker have executed an employment agreement which include restrictive/protective covenants, the forms of which are attached hereto as Exhibit C-1 and Exhibit C-2, respectively, and which shall be effective as of the date hereof.

4.JDI and System1 have executed the Indemnity Side Letter attached hereto as Exhibit D, which shall be effective as of the date hereof.

5.Each of JDI, Christopher Phillips, Nick Baker, System1 and Protected have executed the Operational Side Letter commitment attached hereto as Exhibit E, which shall be effective as of the date hereof.

6.The payment of each Amended Fourth Bonus Pool amount on each of the Amended Fourth Bonus Pool Dates commencing on October 1, 2023 and thereafter to the Year 3 Bonus Recipients is subject to and conditioned on the following threshold tests: (A) First, Protected not exceeding the trailing three (3) monthly “Customer Acquisition Marketing Spend” for the specified calendar months prior to each subsequent Amended Fourth Bonus Pool payment in the amounts set forth on Exhibit F attached hereto; (B) Second, if Protected exceeds the trailing three (3) monthly “Customer Acquisition Marketing Spend” for any specified period set forth on Exhibit F, Protected achieving monthly Protected Cash EBITDA for the full calendar month prior to each subsequent Amended Fourth Bonus Pool payment in the amounts set forth on Exhibit F attached hereto; and (C) Third, if Protected does not achieve the monthly Protected Cash EBITDA for any then specified period set forth on Exhibit F, Protected achieving the trailing twelve (12) month Protected Cash EBITDA for the full twelve month period prior to each subsequent Amended Fourth Bonus Pool payment in the amounts set forth on Exhibit F attached hereto. If Protected does not satisfy any of the threshold tests set forth in clauses (A) through (C) above with respect to any payments due on any such Amended Fourth Bonus Pool Dates, then any such Amended Fourth Bonus Pool payment amounts to the Year 3 Bonus Recipients shall be deferred (the “Deferred Bonus Pool Payments”) until such time as Protected achieves any subsequent trailing twelve (12) month Protected Cash EBITDA for any full twelve month period following the calendar month in which there is a Deferred Bonus Pool Payment, in any case, in the amounts set forth on Exhibit F attached hereto (the “Deferred Bonus Payment Trigger”). If there are any Deferred Bonus Pool Payments at any time and Protected satisfies or meets the Deferred Bonus Payment Trigger, then all Deferred Bonus Pool Payments shall then be due and payable to Year 3 Bonus Recipients. If there are any Deferred Bonus Pool Payments as of December 31, 2024 and Protected has not satisfied or met the Deferred Bonus Payment Trigger, then any remaining Deferred Bonus Pool Payments shall continue to be deferred and subject to Protected achieving the trailing twelve (12) month Protected Cash EBITDA in amounts to be mutually agreed based on an approved operating budget/forecast for the Protected business beyond calendar year 2024. For purposes hereof, “Protected Cash EBITDA” means (a) net income (or loss) (determined in accordance with UK GAAP) generated by Protected and its Subsidiaries (as of the Closing) on a consolidated basis for each applicable monthly period, plus (b) the sum of, to the extent included in the calculation of net income (or loss), but without duplication, (i) interest expense for such period, (ii) income tax expense for such period, (iii) depreciation expense for such period, (iv) amortization expense for such period, (v) any stock based compensation charge (including the national insurance contribution charges related to any stock based compensation), (vi) foreign exchange gain/loss for such period, (vii) expenses related to any Bonus Pool Payments or any amounts payable pursuant to Sections 12.11(a) and 12.11(b) of the BCA for such period and (viii) the difference between customer billings received on a cash basis and GAAP revenue; provided, that, Protected Cash EBITDA shall exclude all income and expenses which arise from any business acquired by Protected and its Subsidiaries after the date hereof.

7.Each of the parties hereto (a) acknowledges that the performance of the obligations contemplated by this First Amendment (or the Conditional Consent, as amended by this First Amendment) shall not be deemed to breach the terms of any representation and warranty, covenant or term of the BCA, and (b) hereby waives any breach of any representation and warranty, covenant or term of the BCA, with respect to the matters set forth in this First Amendment (or the Conditional Consent, as amended by this First Amendment).

8.Each of the parties hereto acknowledges and agrees that neither the Amended Fourth Bonus Pool nor any portion thereof shall be included in the calculation of Protected LTM Cash EBITDA for purposes of determining the 2024 Earnout Threshold pursuant to Section 12.11(b) of the BCA.

This First Amendment is limited to the matters expressly mentioned above, and except as expressly acknowledged and waived herein, all provisions of the BCA remain in full force and effect. This First Amendment (and the Conditional Consent, as amended by this First Amendment) shall not be construed as a waiver or consent to any other action by the parties hereto, except as expressly provided for herein. This First Amendment (and the Conditional Consent, as amended by this First Amendment) shall be subject to the terms of Section 1.02 and Article XV of the BCA, which are incorporated herein by reference, in each case, mutatis mutandis and this First Amendment and the terms hereof are confidential and shall not be disclosed by any party hereto, except as required by applicable law, rule or regulation.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date first written above.

SYSTEM1, INC.

By: /s/ Michael Blend
Name: Michael Blend
Title: CEO

[Signature Page to First Amendment to Conditional Consent, Waiver and Acknowledgement]

PROTECTED.NET GROUP LIMITED

By: /s/ Christopher Phillips
Name: Christopher Phillips
Title: Director

[Signature Page to First Amendment to Conditional Consent, Waiver and Acknowledgement]

YEAR 3 ELIGIBLE RECIPIENTS
Just Develop It Limited

By: /s/ Christopher Phillips
Name: Christopher Phillips
Title: Director

[Signature Page to First Amendment to Conditional Consent, Waiver and Acknowledgement]

Exhibit A
Year 3 Bonus Recipients
Just Develop It Limited

Exhibit B
Allocation of each of Amended Fourth Bonus Pool Payments to Year 3 Bonus Recipients

Year 3 Bonus Recipient	Share of Amended Fourth Bonus Pool (%)	Share of Amended Fourth Bonus Pool Payments ($)	Amended Fourth Bonus Pool Dates
Just Develop It Limited	100%	$5,000,000	May 30, 2023*
Just Develop It Limited	100%	$5,000,000**	July 1, 2023
Just Develop It Limited	100%	$6,000,000	October 1, 2023
Just Develop It Limited	100%	$1,000,000	November 1, 2023
Just Develop It Limited	100%	$1,000,000	December 1, 2023
Just Develop It Limited	100%	$1,000,000	January 1, 2024
Just Develop It Limited	100%	$1,000,000	February 1, 2024
*As of the date of this First Amendment, the parties hereto hereby acknowledge and agree that the $5,000,000 due and payable on May 30, 2023 has been paid in accordance with the terms hereof.
**The $5,000,000 payable on July 1, 2023 shall be paid to the Year 3 Bonus Recipients at the same foreign exchange rate that is used to determine/make the $5,000,000 payment payable on May 30, 2023.